UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Virtusa Corporation
(Name of Registrant as Specified In Its Charter)

Austin HoldCo Inc.
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CPP Investments Commits US$300mn to BPEA and Virtusa Transaction

•                  Significant investment in leading global IT services and solutions business

•                  Company is well-placed to build further scale with extensive client base

TORONTO, Sept. 30, 2020 /CNW/ - Canada Pension Plan Investment Board (CPP Investments) confirms an equity commitment of US$300 million alongside Baring Private Equity Asia (BPEA) in respect of the proposed acquisition of Virtusa Corporation (Virtusa), a global provider of digital strategy, digital engineering, and IT services and solutions that help clients change and disrupt markets through innovation engineering. CPP Investments will hold a stake of approximately 24% in the business.

On September 10, 2020, BPEA and Virtusa announced that the companies have entered into a definitive merger agreement under which funds affiliated with BPEA will acquire all outstanding shares of common stock of Virtusa for US$51.35 per share in an all-cash transaction valued at approximately US$2.0 billion. CPP Investments and BPEA have a longstanding relationship dating back over 10 years.

“We are delighted to announce that CPP Investments will be our partner in this transaction” said Jimmy Mahtani, Managing Director of BPEA. “Technology is continuing to drive marketplace evolution at an unprecedented pace, creating new opportunities as well as complexities. Virtusa’s global team of talented professionals, software engineering heritage, and deep domain expertise position it uniquely to help enterprises across industries accelerate their most strategic digital and cloud transformation initiatives.”

“This is a significant opportunity to acquire an interest in a highly differentiated player in the fast-growing IT services industry, alongside our long-standing partner BPEA,” said Frank Su, Managing Director and Head of Private Equity Asia, CPP Investments. “Virtusa’s ability to partner with a blue-chip client base to rapidly build scale in an industry with strong fundamentals will deliver long-term value for CPP contributors and beneficiaries.”

The transaction is expected to close in the first half of 2021 and is subject to the approval of Virtusa’s shareholders, customary regulatory requirements, including approval from The Committee on Foreign Investment in the United States (CFIUS), and customary closing conditions. The transaction is not subject to a financing condition.

About BPEA

Baring Private Equity Asia (BPEA) is one of the largest and most established private alternative investment firms in Asia, with AUM of approximately US$20 billion. The firm runs a private equity investment program, sponsoring buyouts and providing growth capital to companies for expansion or acquisitions with a particular focus on the Asia Pacific region, as well as investing in companies globally that can benefit from further expansion into the Asia Pacific region. BPEA also manages dedicated funds focused on private real estate and private credit. The firm has a 23-year history and over 190 employees located across offices in Australia, China, Hong Kong, India, Japan, Singapore, and the US. BPEA currently has over 40 portfolio companies active across Asia with a total of 224,000 employees and sales of approximately US$39 billion.

For more information, please visit www.bpeasia.com

About CPP Investments

Canada Pension Plan Investment Board (“CPP Investments™”) is a professional investment management organization that invests around the world in the best interests of the more than 20 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments in public equities, private equities, real estate, infrastructure and fixed income are made by CPP Investments. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2020, the Fund totalled $434.4 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Facebook or Twitter.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Virtusa Corporation (the “Company”) and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.virtusa.com or by contacting the Company’s Investor Relations contact at InvestorRelations@virtusa.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees, and Baring Private Equity Asia and certain of its directors, executive officers and employees, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 28, 2020 and was subsequently amended on July 29, 2020, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 17, 2020 and in subsequent documents filed with the SEC, including the Proxy Statement. Information about the directors, executive officers and employees of Baring Private Equity Asia is set forth in the Schedule 13D filed with the SEC on September 18, 2020. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Baring Private Equity Asia and the Company generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Baring Private Equity Asia and the Company have based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of their respective management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Baring Private Equity Asia’s and the Company’s control. Baring Private Equity Asia and/or the Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Baring Private Equity Asia and the Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Baring Private Equity Asia and the Company undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.